Exhibit 99.2

Q3 2011 Investor Call October 28, 2011 Bill Lucia, President and CEO Walter Hosp, EVP and CFO Contact: Christine Saenz csaenz@hms.com 212.857.5986

2 Discussion Outline Q3 2011 Financial Performance 2011 and 2012 Guidance New Business Medicaid RAC Status Closing Q&A 2

Consolidated Statements of Income ($ in 1000’s) 3 Total operating expenses

Consolidated Statements of Income ($ in 1000’s) 4 11%

Condensed Balance Sheets ($ in 1000’s) 5

Condensed Statements of Cash Flow ($ in 1000’s) 6 (19,742)

2011 and 2012 Guidance 7 +27.7%

Key Indicators Revenue (in $ millions) Earnings per Share Operating Profit (in $ millions) EBITDA (in $ millions) 8

Q3 Sales: State Government Awarded/Signed Extensions/Expansions Colorado RAC Louisiana TPL New Mexico TPL and RAC Ohio TPL Oregon RAC West Virginia TPL Connecticut RAC Maine Credit Balance Ohio Utilization Management New Jersey Utilization Review Virginia Behavioral Health 9

Q3 Sales: Commercial 196K Medicaid lives sold in Q3 21.5 million lives under contract 19.5 million (91%) lives generating revenue 10 Extension/Expansion New Cook Children’s Health Plan Prestige Health Choice, LLC 38 Employer contracts Coventry Health Care, Inc.: CHCKentucky Plan El Paso First Health Plans

MEDICAID RAC UPDATE 11

Complexity of Medicaid RAC 12 Formats and types of data vary from state to state Medicaid RACs responsible for recovery of improper payments Reimbursement methodologies vary from state to state Appeals process and timeframes vary across states Provider education on improper payments required All provider types subject to audit No mass adjustment system at states Coordination with other auditors (MFCU, OIG, Medicaid staff, etc.) Local clinicians, field auditors and coders often required

HMS and Final Medicaid RAC Rule 13 Final Medicaid RAC Rule Provision HMS Capability States should take steps to identify/prevent conflicts of interest States may adopt some Medicare RAC elements RAC must notify providers of overpayments in 60 days Status must allow appeal rights to providers Contingency fees permissible for overpayments from cost-based providers States must make referrals of suspected fraud to State/law enforcement Limits on number/frequency of medical records to be reviewed RAC must hire at least one physician Medical Director RAC must hire certified coders RAC must work with state to develop education/outreach program RAC must provide minimum customer service measures RAC must coordinate with audits performed by other entities States must incentivize detection of underpayments/notify providers

Medicaid RAC Status



WA
OR
ID
MT
ND
SD
MN
WI
MI
WY
NE
IA
IL
IN*
OH
NV
UT
CO*
KS
MO
KY
WV
VA
CA
AZ
NM
OK
AR
TN
NC
SC
MS
AL
GA
LA
TX
FL
AK
HI
ME
VT
NH
NY
MA
CT
RI
PA*
NJ
MD
DE
HMS Win/Sub* (13)
HMS Loss/No Bid (6)
Decision Pending (2)
Competitor Converted (5)

medicaid-rac.com

14

Closing National focus on improper payments Favorable Medicaid RAC Final Rule Medicaid grows regardless of political environment Continued opportunities from reform 15

16 Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this presentation speak only as of the date of this presentation. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.